UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
At Dana Holding Corporation’s (“Dana”) Annual Meeting of Shareholders held on April 28, 2010 (the “Annual Meeting”), shareholders considered two proposals, each of which is described in more detail in Dana’s definitive proxy statement dated March 26, 2010 for the Annual Meeting of Shareholders. There were 205,783,192 shares of Dana common stock, including our Series A Preferred and Series B Preferred Stock on an as-if-converted basis for voting purposes, eligible to vote at the meeting. Each of the Board’s proposals was considered and approved by the requisite majority of votes cast or represented.
The vote results detailed below represent final results as certified by the Inspector of Elections:
Proposal 1
          Election of four directors for a one-year term expiring in 2011 or upon the election and qualification of their successors.

	FOR	WITHHOLD	BROKER NON-VOTE
John M. Devine	134,538,242	2,096,390	13,864,816
Terrence J. Keating	134,823,934	1,810,698	13,864,816
James E. Sweetnam	134,665,923	1,899,129	13,864,816
Keith E. Wandell	93,474,295	43,160,337	13,864,816
Proposal 2
          Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm for the fiscal year ending December 31, 2010

FOR	AGAINST	ABSTAIN
149,222,703	1,270,118	6,628

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: April 30, 2010	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Senior Vice President, General Counsel and Secretary

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